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                                                                     EXHIBIT 5.2

                        [Faegre & Benson LLP Letterhead]

                                 August 30, 2004

International Steel Group Inc.
4020 Kinross Lakes Parkway
Richfield, Ohio  44286-9000

      Re: $600,000,000 6.50% Senior Notes Due 2014 of International Steel Group
          Inc.

Ladies and Gentlemen:

      We are acting as local Minnesota counsel for Hibbing Taconite Holding Inc., a Minnesota corporation (the "HIBBING TACONITE"), in connection with the proposed issuance and exchange (the "EXCHANGE OFFER") of up to $600,000,000 aggregate principal amount of the 6.50% Senior Notes due 2014 (the "EXCHANGE Notes") of International Steel Group Inc., a Delaware corporation and the ultimate parent company of Hibbing Taconite (the "COMPANY"), and the guarantee of the Exchange Notes (the "EXCHANGE GUARANTEES" and, together with the Exchange Notes, the "SECURITIES") registered under the Securities Act of 1933 (the "SECURITIES ACT") by Hibbing Taconite, ISG Chicago Cold Rolling LLC, a Delaware limited liability company ("ISG CHICAGO COLD ROLLING"), ISG Columbus Coatings LLC, a Delaware limited liability company ("ISG COLUMBUS COATINGS"), ISG Columbus Processing LLC, a Delaware limited liability company ("ISG COLUMBUS PROCESSING"), Hibbing Land Corporation, a Delaware corporation ("HIBBING LAND CORP."), Pristine Resources Inc., a Delaware corporation ("PRISTINE"), Tow Path Valley Business Park Development Company, a Delaware corporation ("TOW PATH"), Tecumseh Redevelopment Inc., a Delaware corporation ("TECUMSEH"), ISG Weirton Inc., a Delaware corporation ("ISG WEIRTON"), ISG Georgetown Inc., a Delaware corporation ("ISG GEORGETOWN"), ISG Acquisition Inc., a Delaware corporation ("ISG ACQUISITION"), ISG Cleveland Inc., a Delaware corporation ("ISG CLEVELAND"), ISG Cleveland West Inc., a Delaware corporation ("ISG CLEVELAND WEST"), ISG Cleveland West Properties Inc., a Delaware corporation ("ISG CLEVELAND WEST PROPERTIES"), ISG Cleveland Works Railway Company, a Delaware corporation ("ISG CLEVELAND WORKS"), ISG Hennepin Inc., a Delaware corporation ("ISG HENNEPIN"), ISG Indiana Harbor Inc., a Delaware corporation ("ISG INDIANA HARBOR"), ISG Riverdale Inc., a Delaware corporation ("ISG RIVERDALE"), ISG South Chicago & Indiana Harbor Railway Company, a Delaware corporation ("ISG SOUTH CHICAGO"), ISG Warren Inc., a Delaware corporation ("ISG WARREN"), ISG/EGL Holding Company, a Delaware corporation ("ISG/EGL"), ISG Burns Harbor LLC, a Delaware limited liability company ("ISG BURNS HARBOR"), ISG Lackawanna LLC, a Delaware limited liability company ("ISG LACKAWANNA"), ISG Piedmont LLC, a Delaware limited liability company ("ISG PIEDMONT"), ISG Plate LLC, a Delaware limited liability company ("ISG PLATE"),
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ISG Railways Inc., a Delaware corporation ("ISG RAILWAYS"), ISG Real Estate
Inc., a Delaware corporation ("ISG REAL ESTATE"), ISG Sales Inc., a Delaware corporation ("ISG SALES"), ISG Sparrows Point LLC, a Delaware limited liability company ("ISG SPARROWS POINT"), ISG Steelton LLC, a Delaware limited liability company ("ISG STEELTON"), ISG Steelton Services LLC, a Delaware limited liability company ("ISG STEELTON SERVICES"), ISG Venture Inc., a Delaware corporation ("ISG VENTURE"), ISG Technologies Inc., a Delaware corporation ("ISG TECHNOLOGIES"), ISG Hibbing Inc., a Delaware corporation ("ISG HIBBING"), ISG Lackawanna Services LLC, a Delaware limited liability company ("ISG LACKAWANNA SERVICES"), ISG Sparrows Point Services LLC, a Delaware limited liability company ("ISG SPARROWS POINT SERVICES"), ISG Plate Services LLC, a Delaware limited liability company ("ISG PLATE SERVICES"), and ISG Burns Harbor Services LLC, a Delaware limited liability company ("ISG BURNS HARBOR SERVICES") (each, a "GUARANTOR", and collectively Hibbing Taconite, ISG Chicago Cold Rolling, ISG Columbus Coatings, ISG Columbus Processing, Hibbing Land Corp., Pristine, Tow Path, Tecumseh, ISG Weirton, ISG Georgetown, ISG Acquisition, ISG Cleveland, ISG Cleveland West, ISG Cleveland West Properties, ISG Cleveland Works, ISG Hennepin, ISG Indiana Harbor, ISG Riverdale, ISG South Chicago, ISG Warren, ISG/EGL, ISG Burns Harbor, ISG Lackawanna, ISG Piedmont, ISG Plate, ISG Railways, ISG Real Estate, ISG Sales, ISG Sparrows Point, ISG Steelton, ISG Steelton Services, ISG Venture, ISG Technologies, ISG Hibbing, ISG Lackawanna Services, ISG Sparrows Point Services, ISG Plate Services, and ISG Burns Harbor Services, the "GUARANTORS"), for an equal principal amount of the Company's outstanding 6.50% Senior Notes due 2014 (the "OUTSTANDING NOTES") and the guarantee of the Outstanding Notes by the Guarantors (the "OUTSTANDING GUARANTEES" and, together with the Outstanding Notes, the "OUTSTANDING SECURITIES"). The Outstanding Securities have been, and the Securities will be, issued pursuant to an Indenture, dated as of April 14, 2004, by and among the Company, certain of the Guarantors and The Bank of New York, as trustee (the "TRUSTEE"), as amended by that certain First Supplemental Indenture, dated as of August 23, 2004, among the Company, the Guarantors and the Trustee (as so amended, the "INDENTURE").

      We have made such examination of law and facts as we have deemed relevant and necessary as a basis for our opinions hereafter set forth. Based upon and subject to the foregoing and the assumptions, qualifications and exceptions set forth below, we are of the opinion that:

      (1) Hibbing Taconite is a corporation validly existing and in good standing under the laws of the State of Minnesota.

      (2) Hibbing Taconite has the corporate power and authority to execute, deliver and perform the Exchange Guarantees.

      (3) The Exchange Guarantees have been duly authorized by all necessary corporate action on the part of Hibbing Taconite.

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      (4) The Exchange Guarantees, when they are executed and delivered in accordance with the terms of the Exchange Offer in exchange for the Outstanding Guarantees, will be validly issued by Hibbing Taconite.

                   ASSUMPTIONS, QUALIFICATIONS AND EXCEPTIONS

      In rendering the foregoing opinions, we wish to advise you of the following assumptions, qualifications and exceptions to which such opinions are subject:

      A. For purposes of the opinion set forth in paragraph 1 above with respect to the valid existence and good standing of Hibbing Taconite in the State of Minnesota, we are relying solely upon a good standing certificate and verbal confirmation of good standing from such state.

      B. As to certain relevant facts, we have relied solely on the assumptions set forth below and certificates of officers of Hibbing Taconite, in each case without independent verification thereof or other investigation; provided, however, that our Primary Lawyers have no Actual Knowledge concerning the factual matters upon which reliance is placed which would render such reliance unreasonable. For purposes hereof, the term "Primary Lawyers" means lawyers in this firm who have given substantive legal attention to representation of Hibbing Taconite in connection with this matter, and the term "Actual Knowledge" means the conscious awareness by such Primary Lawyers at the time this opinion is delivered of facts or other information without any other investigation.

      C.    This opinion is limited to the laws of the State of Minnesota.

      D. We have relied, without investigation, upon the following assumptions: (i) natural persons who are involved on behalf of Hibbing Taconite have sufficient legal capacity (as opposed to authority) to enter into and perform the transaction or to carry out their role in it; (ii) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; (iii) there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Indenture, the Securities or the Outstanding Securities; (iv) each person who has taken any action relevant to our opinions as a director or officer of Hibbing Taconite was duly elected or appointed, qualified and acting as such at the time such action was taken, and that no such action has been rescinded; (v) the articles of incorporation and by-laws of Hibbing Taconite, and all amendments thereto, have been adopted in accordance with all applicable legal requirements; and
            (vi) the Company owns, directly or indirectly, all of the outstanding capital stock of Hibbing Taconite.

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      E.    The opinions expressed above are limited to the specific issues addressed and to laws existing on the date hereof. By rendering our opinions, we do not undertake to advise you with respect to any other matter or of any change in such laws or in the interpretation thereof which may occur after the date hereof.

      F. The opinions expressed above do not address any of the following legal issues: (i) compliance with fiduciary duty requirements; and
            (ii) the statutes and ordinances, administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level) and judicial decisions to the extent that they deal with the foregoing.

      This opinion letter has been furnished at your request and is solely for your benefit and the benefit of Jones Day (which is hereby entitled to rely on this opinion) in connection with the transactions contemplated by the Indenture and may not be relied upon for any other purpose or by any other person or disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent; provided, however, we consent to your filing this opinion as an exhibit to the Registration Statement on Form S-4 of the Company and the Guarantors relating to the Exchange Offer. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. By so consenting, we do not imply or admit that we are included in the category of persons whose consent is required under Section 7 of the of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                      Very truly yours,

                                      FAEGRE & BENSON LLP


                                      By /s/ JENNIFER R. MEWALDT
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